                 AMENDMENT NO. 4 TO THE PARTICIPATION AGREEMENT

This Amendment No. 4, dated as of October 28, 2014, amends the Participation Agreement (the "Agreement"), dated January 1, 2002, by and among MetLife Insurance Company of Connecticut ("MetLife of CT"), on behalf of itself and certain of its segregated asset accounts listed in Schedule A hereto, Pioneer Variable Contracts Trust, Pioneer Investment Management, Inc., and Pioneer Funds Distributor, Inc.

WHEREAS, on November 14, 2014, MetLife Investors USA Insurance Company ("MLI USA") will merge into MetLife of CT;

WHEREAS, on November 14, 2014, MetLife of CT will survive the merger and will be renamed MetLife Insurance Company USA and will be redomiciled from Connecticut to Delaware;

WHEREAS, effective as of November 17, 2014, the existing MLI USA contracts and separate account currently covered by a Participation Agreement dated November 1, 2005 will be contracts and a separate account of MetLife USA, covered by the Agreement;

WHEREAS, the parties desire to amend the Agreement to reflect these changes and update the list of contracts and separate accounts listed in Schedule A.

NOW THEREFORE, in consideration of the foregoing and of the mutual covenants and conditions set forth herein and for other good and valuable consideration, each of the parties amends the Agreement as follows:

1. Article XII of the Agreement entitled "Notices" shall be amended by replacing the notice address for the Company as follows:

          MetLife
          One Financial Center, 20th Floor
          Boston, MA 02111
          Attention: Law Department


2. Schedule A of the Agreement is hereby deleted in its entirety and replaced with Schedule A attached hereto.

3. This Amendment shall be effective on November 17, 2014.

Except as set forth above, expressly supplemented, amended or consented to hereby, all of the representations and conditions of the Agreement will remain unamended and will continue to be in full force and effect.

IN WITNESS WHEREOF, each of the parties hereto has caused this Amendment No. 4 to be executed in its names and on its behalf by and through its duly authorized officer signing below.

Pioneer Investment Management, Inc.     Pioneer Variable Contracts Trust

By    /s/ Gregg Dooling                 By    /s/ Christopher J. Kelley
      -----------------------------           ---------------------------------
Name  Gregg Dooling                     Name  Christopher J. Kelley
Title Chief Financial Officer           Title Secretary

Pioneer Funds Distributor, Inc.         MetLife Insurance Company of Connecticut

By    /s/ Lisa M. Jones                 By    /s/ Karen A. Johnson
      -----------------------------           ---------------------------------
Name  Lisa M. Jones                     Name  Karen A. Johnson
Title Chief Executive Officer           Title Vice President

                                   SCHEDULE A

                                                                                          PORTFOLIOS AND
                                                                                           SHARE CLASS
                                                                                          APPLICABLE TO
NAME OF SEPARATE ACCOUNT                      CONTRACTS FUNDED BY SEPARATE ACCOUNT          CONTRACTS
MetLife Investors USA Separate Account A     PrimElite III                              Pioneer Mid Cap
                                                                                        Value VCT Portfolio
                                             PrimElite IV                               (Class II)

                                             Pioneer PRISM

                                             Pioneer PRISM L                            Pioneer Real Estate
                                                                                        Shares VCT
                                             Pioneer PRISM XC                           Portfolio (Class II)

MetLife of CT Fund UL for Variable Life      MetLife Variable Life
Insurance
                                             MetLife Variable Life Accumulator

                                             MetLife Variable Life Accumulator
                                             (Series II)

                                             MetLife Variable Life Accumulator
                                             (Series III)

                                             MetLife Variable Survivorship Life II

MetLife of CT Fund UL III for Variable Life  COLI
Insurance
                                             COLI 2000

                                             COLI III

                                             COLI IV

                                             Corporate Select

MetLife of CT Separate Account Eleven for    Pioneer Annuistar
Variable Annuities
                                             Pioneer Annuistar Flex

                                             Pioneer Annuistar Plus

                                             Pioneer Annuistar Value

                                             PrimElite

                                             PrimElite II

MetLife of CT Separate Account CPPVUL1       COLI PPVL